UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

(Date of Report (Date of earliest event reported)):

June 29, 2006

W.P. Carey & Co. LLC
(Exact name of registrant as specified in its charter)

Delaware	001-13779	13-3912578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

50 Rockefeller Plaza	10020
New York, NY	(Zip Code)
(Address of principal executive offices)

(212) 492-1100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On June 29, 2006, two of the CPA® REITs managed by W.P. Carey & Co. LLC, Corporate Property Associates 12 Incorporated, or CPA®:12, and Corporate Property Associates 14 Incorporated, or CPA®:14, entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which CPA®:12 will, subject to the terms and conditions of the Merger Agreement, merge with and into CPA®:14. W. P. Carey and its subsidiary, Carey Asset Management Corp., provide investment and advisory services to CPA®:12. Carey Asset Management Corp. acts as the advisor to CPA®:14.

     In connection with the Merger Agreement, on June 29, 2006, CPA®:12 also entered into a Sale and Purchase Agreement with W. P. Carey for CPA®:12 to sell and W. P. Carey to purchase certain properties from CPA®:12, all of which have remaining lease terms of eight years or less, and, as a result, do not fit CPA®:14’s investment objectives. W. P. Carey will purchase these properties from CPA®:12 for an aggregate purchase price of $199.2 million of which approximately $79 million represents the assumption of indebtedness. The purchase price is based upon the appraised value of the properties as of December 31, 2005. W. P. Carey has agreed that if it enters into a definitive agreement within six months after the closing of the asset sale to sell any of the properties acquired from CPA®:12 at a price that is higher than the price paid to CPA®:12, W. P. Carey will pay 85% of the excess (net of selling expenses and fees) over to an independent paying agent that will distribute such funds to the former stockholders of CPA®:12. Completion of the asset sale to W. P. Carey is a condition to the closing of the merger. The foregoing description of the asset sale is not complete and is qualified in its entirety by reference to the Sale and Purchase Agreement, a copy of which will be filed as an exhibit to an amendment of this Report.

     If the proposed merger is consummated, W. P. Carey expects to receive disposition and termination fees and commissions of approximately $48.8 million in the aggregate.

     Carey Asset Management Corp. has agreed to indemnify CPA®:14 for certain losses suffered by CPA®:14 that arise out of a breach by CPA®:12 of its representations and warranties under the Merger Agreement and that have a material adverse effect on CPA®:14, up to the amount of fees received by Carey Asset Management Corp. in connection with the merger. Carey Asset Management Corp. has also agreed to waive any acquisition fees payable by CPA®:14 under its advisory agreement with Carey Asset Management Corp. in respect of the properties being acquired in the merger and has also agreed to waive any disposition fees that may subsequently be payable by CPA®:14 to Carey Asset Management Corp. upon a sale of such assets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W.P. CAREY & CO. LLC

Date:	July 3, 2006	By:	/s/ Susan Hyde

Susan Hyde Executive Director and Secretary